Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-48665 and 333-11731 on Form S-8, of our report dated June 24, 2016, relating to the financial statements and financial statement schedule of The Manitowoc Company, Inc. Retirement Savings Plan included in this Annual Report on Form 11-K of The Manitowoc Company, Inc. Retirement Savings Plan which appears in this Form 11-K.

/s/ Wipfli LLP

Wipfli LLP

June 27, 2016
La Crosse, Wisconsin